UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

November 2, 2015

Date of Report

(Date of earliest event reported)

BLUCORA, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-25131	91-1718107
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10900 NE 8th Street, Suite 800

Bellevue, Washington 98004

(Address of principal executive offices)

(425) 201-6100

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On November 2, 2015, Cambridge Information Group I, LLC (“CIG”) submitted a request to Blucora, Inc. ( “Company”) to exercise its right to purchase up to 2,000,000 additional shares of the Company’s common stock, pursuant to Section 3 of the Stockholder Agreement dated August 23, 2011 between the Company and CIG (“Stockholder Agreement”). In accordance with the Stockholder Agreement, the Company’s Board of Directors has authorized CIG’s request. CIG beneficially owns approximately 4.5% of the Company’s outstanding shares and Andrew Snyder, one of the Company’s directors, serves as the Chief Executive Officer of its managing member, Cambridge Information Group, Inc. There is no assurance that CIG will purchase any of the shares that it has been authorized to purchase or that it will not sell shares it owns.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUCORA, INC.

By	/s/ Mark A. Finkelstein
Mark A. Finkelstein
Chief Legal & Administrative Officer and Secretary

November 6, 2015